Filed Pursuant to Rule 424(b)(7)
Registration No. 333-296399

Prospectus Supplement to Prospectus dated June 1, 2026

Northern Oil and Gas, Inc.

3,689,413 Shares of Common Stock

This prospectus supplement to the registration of the potential offer and resale of up to 3,689,413 shares (the “Shares”) of our common stock, par value $0.001 per share (“common stock”), by the selling stockholder identified in the “Selling Stockholder” section of this prospectus supplement (the “Selling Stockholder”). The Selling Stockholder acquired the Shares on June 1, 2026 pursuant to the PSA (as defined herein). We issued the Shares in reliance upon the exemption from registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and are registering the Shares pursuant to certain registration rights granted to the Selling Stockholder under the Registration Rights Agreement (as defined herein). For information regarding the Selling Stockholder, please refer to the section entitled “Selling Stockholder” on page S-6 of this prospectus supplement.

We are not offering any shares of common stock for sale under this prospectus supplement, and we will not receive any proceeds from the sale of the Shares by the Selling Stockholder.

Our common stock is listed on the New York Stock Exchange (“NYSE”) under the symbol “NOG.” On June 1, 2026, the last sale price of our common stock as reported on the NYSE was $22.37 per share.

This prospectus supplement should be read in conjunction with the prospectus. Any statement contained in the prospectus shall be deemed to be modified or superseded to the extent this prospectus supplement modifies or supersedes such statement. This prospectus supplement is not complete without, and may not be delivered or used except in connection with, the prospectus, including all amendments and supplements thereto.

An investment in our common stock involves significant risks. You should carefully consider the matters described under the caption entitled “Risk Factors” beginning on page S-4 of this prospectus supplement, as well as documents we file with the Securities and Exchange Commission that are incorporated by reference in this prospectus supplement and the accompanying prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is or are truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is June 2, 2026.

Prospectus Supplement

Prospectus dated June 1, 2026

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the prospectus are part of an “automatic shelf” registration statement that we filed with the Securities and Exchange Commission (the “SEC”) as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act utilizing a “shelf” registration process.

This document is in two parts. The first part is this prospectus supplement, which describes certain matters relating to us and the Selling Stockholder and the specific terms of this offering of shares of common stock by the Selling Stockholder. This prospectus supplement also adds to and updates information contained in, or incorporated by reference into, the accompanying prospectus. The second part, the accompanying prospectus, provides more general information about us and securities we may offer from time to time, some of which may not apply to this offering. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the prospectus or in any document incorporated by reference that was filed with the SEC before the date of this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date (for example, a document incorporated by reference in this prospectus supplement or in the prospectus after the date of this prospectus supplement) the statement in the document having the later date modifies or supersedes the earlier statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement or the accompanying prospectus.

We have not, and the Selling Stockholder has not, authorized any other person to provide you with different or additional information other than that contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or any related free writing prospectuses prepared by or on behalf of us or to which we have referred you. Neither we nor the Selling Stockholder take any responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you.

This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

You should assume that the information in this prospectus supplement and the accompanying prospectus is accurate only as of the date on the front of the applicable document, that the information appearing in any related free writing prospectus is accurate only as of the date of that free writing prospectus, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus supplement, the accompanying prospectus or any related free writing prospectus, or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.

You should read both this prospectus supplement and the accompanying prospectus as well as additional information incorporated by reference herein and described under “Where You Can Find More Information” beginning on page S-11 of this prospectus supplement before investing in our common stock.

When used in this prospectus supplement, references to “NOG” refer to Northern Oil and Gas, Inc., a Delaware corporation, and references to “we,” “us,” “our” and the “Company” refer to Northern Oil and Gas, Inc. and its consolidated subsidiaries.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

The information contained in, or incorporated by reference into, this prospectus supplement and the accompanying prospectus includes “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements other than statements of historical facts included in this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein or therein, regarding our financial position, business strategy, plans and objectives of management for future operations, industry conditions, indebtedness covenant compliance, capital expenditures, production, cash flow, borrowing base under our revolving credit facility, our intention or ability to pay or increase dividends on our capital stock, and impairment are forward-looking statements. When used in this prospectus supplement, forward-looking statements are generally accompanied by terms or phrases such as “estimate,” “project,” “predict,” “believe,” “expect,” “continue,” “anticipate,” “target,” “could,” “plan,” “intend,” “seek,” “goal,” “will,” “should,” “may” or other words and similar expressions that convey the uncertainty of future events or outcomes. Items contemplating or making assumptions about actual or potential future production, sales, market size, collaborations, cash flows, and trends or operating results also constitute such forward-looking statements.

Forward-looking statements involve inherent risks and uncertainties, and important factors (many of which are beyond our control) that could cause actual results to differ materially from those set forth in the forward-looking statements, including the following: changes in crude oil and natural gas prices; the pace of drilling and completions activity on our current properties and properties pending acquisition; infrastructure constraints and related factors affecting our properties; general economic or industry conditions, whether internationally, nationally and/or in the communities in which the Company conducts business, including any future economic downturn, cost inflation, supply chain disruptions, the impact of continued or further inflation, disruption in the financial markets, changes in the interest rate environment and actions taken by OPEC and other oil producing countries as it pertains to the global supply and demand of, and prices for, crude oil, natural gas and NGLs; ongoing legal disputes over, and potential shutdown of, the Dakota Access Pipeline; our ability to identify and consummate additional development opportunities and potential or pending acquisition transactions, the projected capital efficiency savings and other operating efficiencies and synergies resulting from our acquisition transactions, integration and benefits of property acquisitions, or the effects of such acquisitions on our cash position and levels of indebtedness; changes in our reserves estimates or the value thereof; disruption to our business due to acquisitions and other significant transactions; changes in local, state, and federal laws, regulations or policies that may affect our business or our industry (such as the effects of tax law changes, and changes in environmental, health, and safety regulation and regulations addressing climate change, and trade policy and tariffs); conditions of the securities markets; risks associated with the Company’s 3.625% convertible senior notes due 2029 (the “Convertible Notes”), including the potential impact that the Convertible Notes may have on the Company’s financial position and liquidity, potential dilution, and that provisions of the Convertible Notes could delay or prevent a beneficial takeover of the Company; the potential impact of the capped call transactions undertaken in tandem with the Convertible Notes issuances, including counterparty risk; increasing attention to environmental, social and governance matters; our ability to raise or access capital on acceptable terms; cyber-incidents could have a material adverse effect on our business, financial condition or results of operations; changes in accounting principles, policies or guidelines; events beyond our control, including a global or domestic health crisis, acts of terrorism, political or economic instability or armed conflict in oil and gas producing regions and shipping channels, including the joint U.S.-Israel strikes on Iran, continued instability in the Middle East and the effects of any changes to conditions in or impacting Venezuela; and other economic, competitive, governmental, regulatory and technical factors affecting our operations, products and prices.

We have based any forward-looking statements on our current expectations and assumptions about future events. While our management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond our control. Accordingly, results actually achieved may differ materially from expected results described in these statements.

Forward-looking statements speak only as of the date they are made. You should consider carefully the statements under the heading “Risk Factors” herein, and in the section entitled “Item 1A. Risk Factors” and other sections of our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, as updated by subsequent reports we file with the SEC, which describe factors that could cause our actual results to differ from those set forth in the forward-looking statements. The Company does not undertake, and specifically disclaims, any obligation to update any forward-looking statements to reflect events or circumstances occurring after the date of such statements, except as may be required by applicable law or regulation.

Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus supplement. Readers are urged to carefully review and consider the various disclosures made by the Company in our reports filed with the SEC which attempt to advise interested parties of the risks and factors that may affect our business, financial condition, results of operation and cash flows. If one or more of these risks or uncertainties materialize, or if the underlying assumptions prove incorrect, our actual results may vary materially from those expected or projected. All forward-looking statements, expressed or implied, included in this prospectus supplement, the accompanying prospectus and the information incorporated herein and therein are expressly qualified in their entirety by this cautionary statement.

RISK FACTORS

Investing in our common stock involves a high degree of risk. Before making an investment decision, you should consider carefully the risks, uncertainties and other factors described under Part I, Item 1A. “Risk Factors” in our most recent Annual Report on Form 10-K, as well as those which may be disclosed in our subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, and in the other filings we make with the SEC, which are incorporated by reference into this prospectus supplement. For more information regarding the incorporation of information herein by reference, please see the section of this prospectus supplement entitled “Where You Can Find More Information” on page S-11 below.

The risks, uncertainties and other factors discussed in the foregoing filings are not exhaustive. Additional risks and uncertainties not known to us or that we currently believe not to be material may adversely impact our business, financial condition, results of operations and cash flows. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from our expectations. Should any of these risks or uncertainties develop into actual events, they could have a material adverse effect on our business, financial condition, results of operations and cash flows.

USE OF PROCEEDS

We are not selling any shares of common stock under this prospectus supplement, and we will not receive any proceeds from any sale of the Shares in this offering by the Selling Stockholder.

SELLING STOCKHOLDER

We have prepared this prospectus supplement to allow the Selling Stockholder to sell or otherwise dispose of, from time to time, up to an aggregate of 3,689,413 shares of our common stock.

The Shares were issued as part of the consideration for the acquisition (the “Acquisition”) by NOG Energy Canada, Ltd., our wholly owned subsidiary (“Purchaser”), of certain oil and gas properties, interests and related assets from the Selling Stockholder, pursuant to that certain asset purchase and sale agreement, dated as of May 22, 2026 (the “PSA”), among the Selling Stockholder, Purchaser and, for certain limited purposes, NOG.

In connection with the closing of the Acquisition, we entered into a registration rights agreement, dated as of June 1, 2026 (the “Registration Rights Agreement”), with the Selling Stockholder regarding registration of the resale of the Shares. Pursuant to the Registration Rights Agreement, we are obligated to prepare and file a registration statement, or a prospectus supplement to an existing registration statement, to permit the resale from time to time as permitted by Rule 415 promulgated under the Securities Act, of the shares of common stock acquired by the Selling Stockholder pursuant to the PSA. Accordingly, this prospectus supplement is being filed to register the resale of the Shares to fulfill certain obligations under the Registration Rights Agreement.

We will pay certain expenses of the registration of the Shares offered hereby, including the SEC filing fees. Brokerage commissions and similar selling expenses, if any, attributable to the sale of the Shares will be borne by the Selling Stockholder. In addition, pursuant to the Registration Rights Agreement, we have agreed to indemnify the Selling Stockholder and certain of their affiliates against certain liabilities in connection with the offering of the Shares.

The following table sets forth, to our knowledge, certain information about the Selling Stockholder. We have not sought to verify such information. The percentage of outstanding shares of our common stock beneficially owned by the Selling Stockholder prior to the offering is based on 108,784,154 shares of our common stock outstanding as of June 1, 2026. The information set forth in the following table regarding the beneficial ownership after the completion of the offering is based upon the assumption that the Selling Stockholder will sell all of the Shares pursuant to this prospectus supplement and the accompanying prospectus. The Selling Stockholder may hold or acquire at any time shares of our common stock in addition to those offered by this prospectus supplement and may have acquired additional shares since the date on which the information reflected herein was provided to us. Additionally, the Selling Stockholder may have sold, transferred or otherwise disposed of some or all of the shares of our common stock listed below in exempt or non-exempt transactions since the date on which the information was provided to us and may in the future sell, transfer or otherwise dispose of some or all of the shares in private placement transactions exempt from, or not subject to the registration requirements of, the Securities Act.

Beneficial ownership for the purposes of the table below is determined in accordance with the SEC’s rules and regulations. These rules generally provide that a person is the beneficial owner of securities if such person has or shares the power to vote or direct the voting thereof, or to dispose or direct the disposition thereof or has the right to acquire such powers within 60 days. Unless otherwise indicated below, to our knowledge, the persons and entities named in the tables have sole voting and sole investment power with respect to all securities that they beneficially own, subject to community property laws where applicable. Information about the selling stockholder may change over time.

As used in this prospectus supplement, the term “Selling Stockholder” includes pledgees, assignees, transferees, donees and successors-in-interest of the Selling Stockholder. We may amend or supplement this prospectus supplement from time to time in the future to update or change this selling stockholder list and shares of common stock which may be offered and sold to identify such pledgees, assignees, transferees, donees and successors-in-interest.

	Shares of Common Stock Beneficially Owned Prior to the Offering(1)			Shares of Common Stock Beneficially Owned After the Offering
	Number of Shares	Percentage of Outstanding Shares	Number of Shares of Common Stock Offered Hereby	Number of Shares	Percentage of Outstanding Shares
Selling Stockholder:
Parallax Energy Operating Inc.(1)	3,689,413	3.39%	3,689,413	—	—

(1)

Parallax Energy Operating Inc. is controlled by Parallax Energy, L.P., which, in turn, is controlled jointly by Carnelian Energy Capital IV, L.P. and Carnelian Energy Capital V, L.P. Carnelian Energy Capital IV, L.P. is controlled by its general partner, Carnelian Energy Capital GP IV, L.P. Carnelian Energy Capital V, L.P. is controlled by its general partner, Carnelian Energy Capital GP V, L.P. Each of Carnelian Energy Capital GP IV, L.P. and Carnelian Energy Capital GP V, L.P. is controlled by Carnelian Energy Capital Holdings, LLC. Messrs. Tomas Ackerman and Daniel Goodman are the controlling members of Carnelian Energy Capital Holdings, LLC. As a result, Messrs. Tomas Ackerman and Daniel Goodman may be deemed to share beneficial ownership of these securities.

PLAN OF DISTRIBUTION

The Selling Stockholder may sell the shares of common stock offered under this prospectus supplement utilizing any of the methods described in the prospectus under the heading “Plan of Distribution.”

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Kirkland & Ellis LLP, Houston, Texas.

EXPERTS

The financial statements of Northern Oil and Gas, Inc. as of December 31, 2025 and 2024, and for each of the three years in the period ended December 31, 2025, incorporated by reference in this prospectus supplement, and the effectiveness of Northern Oil and Gas, Inc.’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports. Such financial statements are incorporated by reference in reliance upon the reports of such firm given their authority as experts in accounting and auditing.

Certain estimates of our oil and natural gas reserves and related information included or incorporated by reference in this prospectus supplement have been derived from the reports prepared by Cawley, Gillespie & Associates, Inc. All such information has been so included or incorporated by reference on the authority of such firm as an expert regarding the matters contained in its reports.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information and periodic reporting requirements of the Exchange Act and, in accordance therewith, file periodic reports, proxy statements and other information with the SEC. Such periodic reports, proxy statements and other information are available at the website of the SEC at http://www.sec.gov. We also furnish our stockholders with annual reports containing our financial statements audited by an independent registered public accounting firm and quarterly reports containing our unaudited financial information. We maintain a website at www.noginc.com. You may access our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports, filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act with the SEC free of charge at our website as soon as reasonably practicable after this material is electronically filed with, or furnished to, the SEC. Information contained on, or that is or becomes accessible through, our website does not constitute a part of this prospectus supplement. The reference to our website or web address does not constitute incorporation by reference of the information contained at that site.

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus supplement and the accompanying prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus supplement until all the securities that may be offered by this prospectus supplement are sold by the selling stockholders or the offering is otherwise terminated (in each case, other than any portions of any such documents that are not deemed “filed” under the Exchange Act in accordance with the Exchange Act and applicable SEC rules):

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on February 26, 2026;

•

our Definitive Proxy Statement on Schedule 14A for the 2026 Annual Meeting of Stockholders filed with the SEC on April 10, 2026 (solely those portions that were incorporated by reference into Part III of our Annual Report on Form 10-K for the year ended December 31, 2025);

•	our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2026, filed with the SEC on April 29, 2026;

•	our Current Reports on Form 8-K filed with the SEC on each of February 24, 2026, March 13, 2026, May 26, 2026, May 26, 2026 and June 1, 2026; and

•

the description of our common stock contained in our Registration Statement on Form 8-A filed with the SEC on February 14, 2022, including any amendments or reports filed for the purpose of updating such description.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

Erik J. Romslo

Chief Legal Officer and Secretary

Northern Oil and Gas, Inc.

4350 Baker Road – Suite 400

Minnetonka, Minnesota 55343

(952) 476-9800

You should rely only on the information incorporated by reference or provided in this prospectus supplement or the accompanying prospectus. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date on the front of those documents.

PROSPECTUS

Northern Oil and Gas, Inc.

Common Stock

Preferred Stock

Depositary Shares

Warrants

Purchase Contracts

Units

This prospectus provides you with a general description of the common stock, preferred stock, depositary shares, warrants, purchase contracts and units that we may offer, issue and sell. In addition, from time to time, certain selling securityholders to be identified in a prospectus supplement may offer and sell these securities. The specific terms of any securities to be offered, and any other information relating to the specific offering and, if applicable, the selling securityholders, will be described in a supplement to this prospectus. Such prospectus supplement may also add, update or change information contained in this prospectus. You should carefully read this prospectus and the applicable prospectus supplement together with the additional information described under the heading “Where You Can Find More Information” before you invest in any of our securities.

We and any selling securityholders may offer and sell the securities described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods or any other method permitted by law. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities. We will not receive any proceeds from the sale of securities by selling securityholders.

Our common stock is listed on the New York Stock Exchange (“NYSE”) under the symbol “NOG.” The applicable prospectus supplement will contain information, where applicable, as to any other listing on the NYSE or any securities market or other exchange of the securities, if any, covered by the applicable prospectus supplement.

Investing in our securities involves risks. You should consider the risk factors referred to in the section entitled “Risk Factors” on page 1 of this prospectus and in any prospectus supplement hereto, as well as documents we file with the Securities and Exchange Commission that are incorporated by reference in this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission or other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 1, 2026.

The distribution of this prospectus and the applicable prospectus supplement and the offering of the securities in certain jurisdictions may be restricted by law. Persons into whose possession this prospectus and the applicable prospectus supplement come should inform themselves about and observe any such restrictions. This prospectus and the applicable prospectus supplement do not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

i

ABOUT THIS PROSPECTUS

This prospectus is part of an “automatic shelf” registration statement that we filed with the Securities and Exchange Commission (the “SEC”) as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”), using a “shelf” registration process. Under this process, we may sell common stock, preferred stock, depositary shares, warrants, purchase contracts and/or units consisting of any combination of such securities, either individually or in combination with other securities, in one or more offerings. Because we are a “well-known seasoned issuer,” we may add to and offer additional securities, including secondary securities, by filing a prospectus supplement or term sheet with the SEC at the time of the offer.

This prospectus provides you with a general description of the common stock, preferred stock, depositary shares, warrants, purchase contracts or units that we may issue. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of those securities and that offering. Such prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement. You should carefully read this prospectus and the applicable prospectus supplement as well as additional information incorporated by reference herein and described under the heading “Where You Can Find More Information” before you invest in our securities. We may also prepare free writing prospectuses that describe particular securities. Any free writing prospectus should also be read in connection with this prospectus and with any prospectus supplement referred to therein. For purposes of this prospectus, any reference to an applicable prospectus supplement may also refer to a free writing prospectus, unless the context otherwise requires.

The registration statement that contains this prospectus, including the exhibits to the registration statement, contains additional information about us and the securities offered under this prospectus. That registration statement can be read at the SEC web site mentioned under the heading “Where You Can Find More Information.”

When used in this prospectus, except where the context otherwise requires, references to the “Company,” “we,” “us” or “our” refer to Northern Oil and Gas, Inc., a Delaware corporation, and its consolidated subsidiaries.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information and periodic reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, in accordance therewith, file periodic reports, proxy statements and other information with the SEC. Such periodic reports, proxy statements and other information are available at the website of the SEC at http://www.sec.gov. We also furnish our stockholders with annual reports containing our financial statements audited by an independent registered public accounting firm and quarterly reports containing our unaudited financial information. We maintain a website at www.noginc.com. You may access our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports, filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act with the SEC free of charge at our website as soon as reasonably practicable after this material is electronically filed with, or furnished to, the SEC. Information contained on, or that is or becomes accessible through, our website does not constitute a part of this prospectus. The reference to our website or web address does not constitute incorporation by reference of the information contained at that site.

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus until we have terminated the offerings of all of the securities to which this prospectus relates (in each case, other than portions of those documents that are either (i) described in paragraph (e) of Item 201 of Regulation S-K or paragraphs (d)(1)-(3) and (e)(5) of Item 407 of Regulation S-K or (ii) otherwise deemed to have been furnished and not filed in accordance with SEC rules, including pursuant to Item 2.02 or Item 7.01 of any Current Report on Form 8-K (including any financial statements or exhibits relating thereto furnished pursuant to Item 9.01), unless otherwise indicated therein):

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on February 26, 2026;

•

our Definitive Proxy Statement on Schedule 14A for the 2026 Annual Meeting of Stockholders filed with the SEC on April 10, 2026 (solely those portions that were incorporated by reference into Part III of our Annual Report on Form 10-K for the year ended December 31, 2025);

•	our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2026, filed with the SEC on April 29, 2026;

•	our Current Reports on Form 8-K filed with the SEC on each of February 24, 2026, March 13, 2026, May 26, 2026, May 26, 2026 and June 1, 2026; and

•

the description of our common stock contained in our Registration Statement on Form 8-A filed with the SEC on February 14, 2022, including any amendments or reports filed for the purpose of updating such description.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

Erik J. Romslo

Chief Legal Officer and Secretary

Northern Oil and Gas, Inc.

4350 Baker Road – Suite 400

Minnetonka, Minnesota 55343

(952) 476-9800

You should rely only on the information incorporated by reference or provided in this prospectus or any accompanying prospectus supplement. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus or any accompanying prospectus supplement is accurate as of any date other than the date on the front of those documents.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

The information contained in, or incorporated by reference into, this prospectus includes “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements other than statements of historical facts included in this prospectus, including the documents incorporated by reference herein, regarding our financial position, business strategy, plans and objectives of management for future operations, industry conditions, indebtedness covenant compliance, capital expenditures, production, cash flow, borrowing base under our revolving credit facility, our intention or ability to pay or increase dividends on our capital stock, and impairment are forward-looking statements. When used in this prospectus, forward-looking statements are generally accompanied by terms or phrases such as “estimate,” “project,” “predict,” “believe,” “expect,” “continue,” “anticipate,” “target,” “could,” “plan,” “intend,” “seek,” “goal,” “will,” “should,” “may” or other words and similar expressions that convey the uncertainty of future events or outcomes. Items contemplating or making assumptions about actual or potential future production, sales, market size, collaborations, cash flows, and trends or operating results also constitute such forward-looking statements.

Forward-looking statements involve inherent risks and uncertainties, and important factors (many of which are beyond our control) that could cause actual results to differ materially from those set forth in the forward-looking statements, including the following: changes in crude oil and natural gas prices; the pace of drilling and completions activity on our current properties and properties pending acquisition; infrastructure constraints and related factors affecting our properties; general economic or industry conditions, whether internationally, nationally and/or in the communities in which the Company conducts business, including any future economic downturn, cost inflation, supply chain disruptions, the impact of continued or further inflation, disruption in the financial markets, changes in the interest rate environment and actions taken by OPEC and other oil producing countries as it pertains to the global supply and demand of, and prices for, crude oil, natural gas and NGLs; ongoing legal disputes over, and potential shutdown of, the Dakota Access Pipeline; our ability to identify and consummate additional development opportunities and potential or pending acquisition transactions, the projected capital efficiency savings and other operating efficiencies and synergies resulting from our acquisition transactions, integration and benefits of property acquisitions, or the effects of such acquisitions on our cash position and levels of indebtedness; changes in our reserves estimates or the value thereof; disruption to our business due to acquisitions and other significant transactions; changes in local, state, and federal laws, regulations or policies that may affect our business or our industry (such as the effects of tax law changes, and changes in environmental, health, and safety regulation and regulations addressing climate change, and trade policy and tariffs); conditions of the securities markets; risks associated with the Company’s 3.625% convertible senior notes due 2029 (the “Convertible Notes”), including the potential impact that the Convertible Notes may have on the Company’s financial position and liquidity, potential dilution, and that provisions of the Convertible Notes could delay or prevent a beneficial takeover of the Company; the potential impact of the capped call transactions undertaken in tandem with the Convertible Notes issuances, including counterparty risk; increasing attention to environmental, social and governance matters; our ability to raise or access capital on acceptable terms; cyber-incidents could have a material adverse effect on our business, financial condition or results of operations; changes in accounting principles, policies or guidelines; events beyond our control, including a global or domestic health crisis, acts of terrorism, political or economic instability or armed conflict in oil and gas producing regions and shipping channels, including the joint U.S.-Israel strikes on Iran, continued instability in the Middle East and the effects of any changes to conditions in or impacting Venezuela; and other economic, competitive, governmental, regulatory and technical factors affecting our operations, products and prices.

We have based any forward-looking statements on our current expectations and assumptions about future events. While our management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond our control. Accordingly, results actually achieved may differ materially from expected results described in these statements. Forward-looking statements speak only as of the date they are made. You should consider carefully the statements under

v

the heading “Risk Factors” herein, and in the section entitled “Item 1A. Risk Factors” and other sections of our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, as updated by subsequent reports we file with the SEC, which describe factors that could cause our actual results to differ from those set forth in the forward-looking statements. The Company does not undertake, and specifically disclaims, any obligation to update any forward- looking statements to reflect events or circumstances occurring after the date of such statements, except as may be required by applicable law or regulation.

Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus. Readers are urged to carefully review and consider the various disclosures made by the Company in our reports filed with the SEC which attempt to advise interested parties of the risks and factors that may affect our business, financial condition, results of operation and cash flows. If one or more of these risks or uncertainties materialize, or if the underlying assumptions prove incorrect, our actual results may vary materially from those expected or projected. All forward-looking statements, expressed or implied, included in this prospectus and the information incorporated herein are expressly qualified in their entirety by this cautionary statement.

RISK FACTORS

An investment in our securities involves a high degree of risk. Before making an investment decision, you should carefully consider the risks, uncertainties and additional information (i) set forth in our most recent Annual Report on Form 10-K, any subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, which are incorporated, or deemed to be incorporated, by reference into this prospectus, and in the other documents that we file with the SEC and are incorporated by reference in this prospectus and (ii) contained in or incorporated by reference into the applicable prospectus supplement and any applicable free writing prospectus. Our business, financial condition or results of operations could be materially and adversely affected by any of those risks. In such case, the trading price of our securities could decline and investors could lose all or part of their investment. See the section entitled “Where You Can Find More Information” in this prospectus.

THE COMPANY

We are an independent energy company engaged as a non-operator in the acquisition, exploration, development and production of oil and natural gas properties in North America, primarily in the Permian Basin, the Williston Basin, the Appalachian Basin and the Uinta Basin in the United States, and in the Duvernay East Shale Basin in Alberta, Canada. We believe the location, size and concentration of our acreage positions in some of North America’s leading unconventional oil and gas resource plays provide us with drilling and development opportunities that will result in significant long-term value.

Our primary strategy is to invest in non-operated minority working and mineral interests in oil and natural gas properties, with a core area of focus in the premier basins within North America. We seek to create value through strategic acquisitions and financially participating alongside operators who have significant experience in developing and producing hydrocarbons in our core areas.

Our principal executive offices are located at 4350 Baker Road – Suite 400, Minnetonka, Minnesota 55343, and our telephone number is 952-476-9800.

USE OF PROCEEDS

Unless otherwise specified in a prospectus supplement accompanying this prospectus, the net proceeds from the sale by us of the securities to which this prospectus relates will be used for general corporate purposes. General corporate purposes may include, without limitation, acquisitions, additions to working capital, capital expenditures, and repayment or refinancing of debt. Net proceeds may be temporarily invested prior to use. In the case of a sale by a selling securityholder, we will not receive any of the proceeds from such sale.

DESCRIPTION OF CAPITAL STOCK

The summary of general terms and provisions of our capital stock set forth below does not purport to be complete and is subject to and qualified by reference to our Restated Certificate of Incorporation, as amended by the Certificates of Amendment to our Restated Certificate of Incorporation, dated September 18, 2020 and May 23, 2024 (together, our “Certificate of Incorporation”), and our Amended and Restated Bylaws (our “Bylaws,” and together with our Certificate of Incorporation, our “Charter Documents”), which are filed as exhibits to the registration statement of which this prospectus is a part. For additional information, please read our Charter Documents and the applicable provisions of the Delaware General Corporation Law (the “DGCL”).

Authorized Capital Stock

We are authorized to issue up to 275,000,000 shares, of which (i) 270,000,000 have been designated common stock, par value $0.001 per share, and (ii) 5,000,000 have been designated preferred stock, par value $0.001 per share.

As of May 29, 2026, 105,094,741 shares of common stock were issued and outstanding and no shares of our preferred stock were issued and outstanding. All of the outstanding shares of common stock are validly issued, fully paid, and non-assessable.

Common Stock

Voting Rights

The holders of shares of common stock have the exclusive power to vote on all matters presented to our stockholders unless Delaware law or the certificate of designation for an outstanding series of preferred stock gives the holders of that series of preferred stock the right to vote on certain matters. Each holder of shares of common stock is entitled to one vote per share.

Except with respect to the election of directors or as otherwise required by law, all questions submitted to a vote of our stockholders are decided by the affirmative vote of the holders of the greater of (a) a majority of the voting power of the shares present and entitled to vote on that item of business or (b) a majority of the voting power of the minimum number of shares entitled to vote that would constitute a quorum for the transaction of business at a duly held meeting of stockholders. Directors are elected by a plurality of the voting power of the shares present and entitled to vote on the election of directors at a meeting at which a quorum is present, and stockholders are not entitled to cumulate their votes for the election of directors.

Dividend Rights

Subject to any prior rights of any preferred stock then outstanding, the holders of shares of common stock are entitled to receive dividends ratably out of funds legally available, when and if declared by our board of directors (our “Board”).

Liquidation Rights

Upon any liquidation, dissolution or winding up of the Company, voluntary or involuntary, after the payment in full of all amounts to which the holders of shares of preferred stock shall be entitled and payment or provision for payment of our debts, the remaining assets of the Company to be distributed to the holders of the stock of the Company shall be distributed equally, on a per share basis, among the holders of the shares of common stock.

No Preemptive, Redemption or Convertible Rights

The holders of common stock shall have no preemptive rights to subscribe to any or all additional issues of common stock or any securities of the Company convertible into common stock. The common stock is neither redeemable nor convertible.

Listing

The common stock is currently listed on the NYSE under the symbol “NOG.”

Preferred Stock

Unless required by law or by any stock exchange, the authorized shares of preferred stock will be available for issuance without further action by our stockholders. Our Board is able to determine, with respect to any series of preferred stock, the terms and rights of that series. If we offer preferred stock, the applicable prospectus supplement will describe the terms, including the following, if applicable:

•	the designation of the series;

•	the number of shares of the series;

•	whether dividends, if any, will be cumulative or non-cumulative and the dividend rate of the series;

•	the dates at which dividends, if any, will be payable;

•	the redemption rights and price or prices, if any, for shares of the series;

•	the terms and amounts of any sinking fund provided for the purchase or redemption of shares of the series;

•	the amounts payable on shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the affairs of the Company;

•

whether the shares of the series will be convertible into shares of any other class or series, or any other security, of the Company or any other corporation, and, if so, the specification of the other class or series or other security, the conversion price or prices or rate or rates, any rate adjustments, the date or dates as of which the shares will be convertible and all other terms and conditions upon which the conversion may be made;

•	restrictions on the issuance of shares of the same series or of any other class or series; and

•	the voting rights, if any, of the holders of the series.

Accordingly, we could issue a series of preferred stock that could, depending on the terms of the series, impede or discourage an acquisition attempt or other transaction that some, or a majority, of common stockholders might believe to be in their best interests or in which common stockholders might receive a premium for their common stock over the market price of the common stock.

Anti-Takeover Provisions

Advance Notice Requirements for Director Nominations and Stockholder Proposals

Our Bylaws provide that stockholders seeking to nominate candidates for election as directors or to bring business before an annual meeting of stockholders must provide timely notice of their proposal in writing to our corporate secretary. Any such stockholder must be a stockholder of record at the time such notice is delivered to the corporate secretary, at the time of the record date of the annual meeting and at the time of the annual meeting, and must appear, or be represented by proxy, at the applicable annual meeting.

Generally, to be timely, a stockholder’s notice must be received at our principal executive offices not less than 90 days, nor earlier than 120 days, prior to the first anniversary of the previous year’s annual meeting; provided, however, that if the date of the annual meeting is advanced or delayed by more than 30 days before or 60 days after such anniversary date, such notice must be delivered to the corporate secretary not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the tenth day following the day on which the public announcement of the date of such annual meeting is first made by us.

Our Bylaws also specify detailed requirements as to the form and content of a stockholder’s notice (including disclosure with respect to such stockholder and the nominee or proposed business, as applicable) and, in the case of nominations of candidates for election as directors, require a completed D&O questionnaire and nominee agreement from each such nominee. Any stockholder seeking to nominate candidates for election as directors must further deliver to us certain certifications and representations, as well as reasonable evidence that such stockholder has complied with the requirements of Rule 14a-19 of the Exchange Act not later than eight business days prior to the annual meeting. Such proposed nominee may be required by us to deliver to us certain representations and agreements. We may also, as a condition to any such nomination or business being deemed properly brought before an annual meeting of stockholders, require such stockholder or any proposed nominee to deliver to the corporate secretary, within five business days of any such request, such other information as may reasonably be requested by us, including (i) such other information as may be reasonably required by our Board, in its sole discretion, to determine (A) the eligibility of such proposed nominee to serve as a director of the Company, and (B) whether such proposed nominee qualifies as an “independent director” or “audit committee financial expert” under applicable law, securities exchange rule or regulation, or any publicly disclosed corporate governance guideline or committee charter of the Company and (ii) such other information that our Board determines, in its sole discretion, could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such proposed nominee.

A stockholder’s notice must be updated and supplemented, if necessary, so that the information provided or required to be provided in such notice is true and correct as of the record date for the annual meeting of stockholders and as of the date that is ten business days prior to the annual meeting of stockholders or any adjournment, recess, rescheduling or postponement thereof, and such update and supplement must be delivered to the corporate secretary not later than five business days after the record date for the annual meeting of stockholders in the case of the update and supplement required to be made as of the record date, and not later than eight business days prior to the date for the annual meeting of stockholders or any adjournment, recess, rescheduling or postponement thereof in the case of the update and supplement required to be made as of ten business days prior to the annual meeting of stockholders or any adjournment, recess, rescheduling or postponement thereof.

These provisions may impede stockholders’ ability to bring matters before an annual meeting of stockholders or make nominations for directors at an annual meeting of stockholders and may delay, deter or prevent tender offers or takeover attempts that stockholders may believe are in their best interests, including tender offers or attempts that might allow stockholders to receive premiums over the market price of their common stock.

Issuance of Preferred Stock

Our Board can at any time, under our Certificate of Incorporation, and without stockholder approval, issue one or more new series of preferred stock. In some cases, the issuance of preferred stock without stockholder approval could discourage or make more difficult attempts to take control of the Company through a merger, tender offer, proxy contest or otherwise. Preferred stock with special voting rights or other features issued to persons favoring our management could stop a takeover by preventing the person trying to take control of the Company from acquiring enough voting shares necessary to take control.

Special Meetings of Stockholders

Our Bylaws provide that a special meeting of stockholders may be called only by a majority of our Board.

Anti-Takeover Provisions of the Delaware General Corporation Law

As a Delaware corporation, we are subject to Section 203 of the DGCL. This provision provides that a corporation that is listed on a national securities exchange or that has more than 2,000 stockholders is not permitted to engage in a business combination with any interested stockholder, generally a person who owns 15% or more of the outstanding shares of a corporation’s voting stock, for three years after the person became an interested stockholder, unless:

•	before the person became an interested stockholder, the board of directors approved either the transaction resulting in a person becoming an interested stockholder or the business combination;

•

upon consummating the transaction which resulted in the person becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced (excluding shares owned by persons who are both officers and directors of the corporation, and shares held by certain employee stock ownership plans); or

•

on or after the date the person becomes an interested stockholder, the business combination is approved by the board of directors and at an annual or special meeting of stockholders by the affirmative vote of at least 66 2/3% of the corporation’s outstanding voting stock which is not owned by the interested stockholder.

Under Section 203, the restrictions described above also do not apply to specific business combinations proposed by an interested stockholder following the announcement or notification of designated extraordinary transactions involving the corporation and a person who had not been an interested stockholder during the previous three years or who became an interested stockholder with the approval of a majority of the corporation’s directors, if a majority of the directors who were directors prior to any person’s becoming an interested stockholder during the previous three years, or were recommended for election or elected to succeed those directors by a majority of those directors, approve or do not oppose that extraordinary transaction.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Equiniti Trust Company.

DESCRIPTION OF DEPOSITARY SHARES

We may issue preferred stock either separately or represented by depositary shares. We may also, at our option, issue fractional shares of preferred stock rather than full shares of preferred stock. If we exercise this option, we will issue receipts for depositary shares, and each of these depositary shares will represent a fraction (to be set forth in the prospectus supplement relating to such depositary shares) of a share of a particular series of preferred stock.

The shares of any series of preferred stock represented by the depositary shares will be deposited under a deposit agreement between us and a bank or trust company selected by us. The depositary will have its principal office in the United States and a combined capital and surplus of at least $50,000,000. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable share or fraction thereof represented by the depositary share, to all of the rights and preferences of the preferred stock represented thereby. Those rights may include dividend, voting, redemption, conversion and liquidation rights. The depositary shares will be evidenced by depositary receipts issued under a deposit agreement.

We will describe the material terms of the deposit agreement, the depositary shares and the depositary receipts in a prospectus supplement relating to the depositary shares. You should also refer to the forms of the deposit agreement and depositary receipts that will be filed with the SEC in connection with the offering of the specific depositary shares.

DESCRIPTION OF WARRANTS

This section describes the general terms and provisions of the warrants. A prospectus supplement will describe the specific terms of the warrants offered through that prospectus supplement and any general terms outlined in this section that will not apply to those warrants.

We may issue warrants for the purchase of common stock, preferred stock or depositary shares. Warrants may be issued alone or together with common stock, preferred stock or depositary shares offered by any prospectus supplement and may be attached to or separate from those securities. Each series of warrants will be issued under a separate warrant agreement between us and a bank or trust company, as warrant agent, which will be described in the applicable prospectus supplement. The securities warrant agent will act solely as our agent in connection with the warrants and will not act as an agent or trustee for any holders of warrants.

We have summarized the material terms and provisions of the warrant agreements and warrants in this section. We will file the form of warrant agreement for common stock (including the form of warrant), the form of warrant agreement for preferred stock (including the form of warrant), and the form of warrant agreement for depositary shares (including the form of warrant) with the SEC either as an exhibit to an amendment to the registration statement of which this prospectus is a part, or as an exhibit to a Current Report on Form 8-K. You should read the applicable forms of warrant agreement and warrant certificate for additional information before you buy any warrants.

General

If we offer warrants, the applicable prospectus supplement will identify the warrant agent and describe the terms of the warrants we offer, the warrant agreement relating to the warrants and the certificates representing the warrants, including the following:

•	the title of the warrants;

•	the aggregate number of warrants;

•	the price or prices at which the warrants will be issued;

•	the currency or currencies, including composite currencies or currency units, in which the price of the warrants may be payable if not payable in U.S. dollars;

•

the designation, number or aggregate principal amount, currency of denomination and payment, and terms of the securities purchasable upon exercise of the warrants, and the procedures and conditions relating to the exercise of the warrants;

•	if applicable, the designation and terms of any related securities with which the warrants are issued with the warrants and the number of warrants issued with each security;

•	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

•	the principal amount of securities purchasable upon exercise of one warrant, and the price at and the currency in which the principal amount of such securities may be purchased upon such exercise;

•	the date on which the right to exercise the warrants shall commence and the date on which the right to exercise shall expire;

•	the maximum or minimum number of warrants that may be exercised at any time;

•	if applicable, the United States federal income tax considerations;

•	whether the warrants will be issued in registered or bearer form; and

•	any other terms of the warrants.

You may, at the corporate trust offices of the warrant agent or any other office indicated in the applicable prospectus supplement:

•	exchange warrant certificates for new warrant certificates of different denominations;

•	if the warrant certificates are in registered form, present them for registration of transfer; and

•	exercise warrant certificates.

Exercise of Warrants

Each warrant will entitle the holder of the warrant to purchase at the exercise price set forth in the applicable prospectus supplement the principal amount of common stock, preferred stock or depositary shares, or combination thereof, being offered. Holders may exercise warrants at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants are void. Holders may exercise warrants as set forth in the prospectus supplement relating to the warrants being offered.

Until holders exercise their warrants to purchase our common stock, preferred stock, or depositary shares, or combination thereof, holders will not have any rights as a holder of our common stock, preferred stock or depositary shares, as the case may be, by virtue of their ownership of warrants.

DESCRIPTION OF PURCHASE CONTRACTS

The following is a general description of the terms of the purchase contracts we may issue from time to time. The applicable prospectus supplement will describe the terms of any purchase contracts and, if applicable, prepaid purchase contracts. The description in the prospectus supplement will be qualified in its entirety by reference to (1) the purchase contracts, (2) the collateral arrangements and depositary arrangements, if applicable, relating to such purchase contracts and (3) if applicable, the prepaid purchase contracts and the document pursuant to which such prepaid purchase contracts will be issued.

We may issue purchase contracts, including contracts obligating holders to purchase from us, and obligating us to sell to holders, a fixed or varying number of shares of common stock, preferred stock or depositary shares at a future date or dates. The consideration may be fixed at the time that the purchase contracts are issued or may be determined by reference to a specific formula set forth in the purchase contracts. Any purchase contract may include anti-dilution provisions to adjust the number of shares issuable pursuant to such purchase contract, as applicable, upon the occurrence of certain events.

DESCRIPTION OF UNITS

We may, from time to time, issue units comprised of one or more of the other securities described in this prospectus in any combination. A prospectus supplement will describe the specific terms of the units offered under that prospectus supplement, and any special considerations, including tax considerations, applicable to investing in those units. You must review the applicable prospectus supplement and any applicable unit agreement for a full understanding of the specific terms of any units. We will incorporate by reference into the registration statement of which this prospectus is a part the form of unit agreement, including a form of unit certificate, if any, that describes the terms of the series of units we are offering. While the terms we have summarized below will generally apply to any future units that we may offer under this prospectus, we will describe the particular terms of any series of units that we may offer in more detail in the applicable prospectus supplement and incorporated documents. The terms of any units offered under a prospectus supplement may differ from the terms described below.

General

Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time, or at any time before a specified date.

As specified in the applicable prospectus supplement, we may issue units consisting of one or more of the other securities described in this prospectus in any combination. In addition, we will describe in the applicable prospectus supplement and any incorporated documents the terms of any series of units we issue, including the following:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	whether we will apply to have the units traded on a securities exchange or securities quotation system;

•	if applicable, any material United States federal income tax consequences;

•	how, for United States federal income tax purposes, the purchase price paid for the units is to be allocated among the component securities;

•	any provisions of the governing unit agreement that differ from those described below;

•	any provisions for the issuance, payment, settlement, transfer, or exchange of the units or of the securities comprising the units; and

•	any other information we think is important about the units.

The provisions described in this section, as well as those described under the other sections describing the securities offered by this prospectus, will apply to each unit and to any of such other securities included in each unit.

Issuance in Series

We may issue units in such amounts and in such numerous distinct series as we determine.

Enforceability of Rights by Holders of Units

Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit, without the consent of the related unit agent or the holder of any other unit, may enforce by appropriate legal action its rights as holder under any security included in the unit.

Title

We, the unit agent, and any of their agents may treat the registered holder of any unit certificate as an absolute owner of the units evidenced by that certificate for any purposes and as the person entitled to exercise the rights attaching to the units so requested, despite any notice to the contrary.

PLAN OF DISTRIBUTION

General

We, and/or selling securityholders, if applicable, may sell the applicable securities offered by this prospectus from time to time in one or more transactions, including without limitation:

•	directly to one or more purchasers;

•	through agents;

•	to or through underwriters, brokers or dealers;

•	through a combination of any of these methods; and

•	any other method permitted pursuant to applicable law.

A distribution of the securities offered by this prospectus may also be effected through the issuance of derivative securities, including without limitation, warrants, subscriptions, exchangeable securities, forward delivery contracts and the writing of options.

In addition, the manner in which we, and/or selling securityholders, if applicable, may sell some or all of the securities covered by this prospectus, include, without limitation, through:

•	a block trade in which a broker-dealer will attempt to sell as agent, but may position or resell a portion of the block, as principal, in order to facilitate the transaction;

•	purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account;

•	ordinary brokerage transactions and transactions in which a broker solicits purchasers;

•	privately negotiated transactions;

•	settlement of short sales;

•	transactions through broker-dealers to sell a specified number of such securities at a stipulated price per security;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	if applicable, a distribution in-kind to a selling securityholder’s direct or indirect partners, members or equity holders;

•	a combination of any such methods of sale; or

•	any other method permitted pursuant to applicable law.

As described above, if applicable, a selling securityholder that is an entity may elect to make a pro rata in-kind distribution of securities held by it to its direct or indirect members, partners or equity holders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus, as amended or supplemented. To the extent that such members, partners or equity holders are not affiliates of ours, such members, partners or equity holders would thereby receive freely tradeable securities pursuant to the distribution under this prospectus. To the extent a distributee is an affiliate of ours (or to the extent otherwise required by law), we may file a prospectus supplement to permit the distributees to use the prospectus to resell the securities acquired in the distribution. The selling securityholders, if applicable, may also sell securities under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this prospectus. There can be no assurance that the selling securityholders, if applicable, will sell any or all of the securities registered pursuant to the registration statement of which this prospectus forms a part. The selling securityholders, if applicable, may also transfer securities in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

We, and/or selling securityholders, if applicable, may also enter into hedging transactions. For example, we, and/or selling securityholders, if applicable, may:

•

enter into transactions with a broker-dealer or affiliate thereof in connection with which such broker-dealer or affiliate will engage in short sales of the common stock pursuant to this prospectus, in which case such broker-dealer or affiliate may use shares of common stock received from us, and/or selling securityholders, if applicable, to close out its short positions;

•	sell securities short and redeliver such shares to close out such short positions;

•

enter into option or other types of transactions that require us, and/or selling securityholders, if applicable, to deliver common stock to a broker-dealer or an affiliate thereof, who will then resell or transfer the common stock under this prospectus; or

•

loan or pledge the common stock to a broker-dealer or an affiliate thereof, who may sell the loaned shares or, in an event of default in the case of a pledge, sell the pledged shares pursuant to this prospectus.

In addition, we, and/or selling securityholders, if applicable, may enter into derivative or hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with such a transaction, the third parties may sell the applicable securities covered by and pursuant to this prospectus and an applicable prospectus supplement. If so, the third party may use securities borrowed from us, and/or selling securityholders, if applicable, or others to settle such sales and may use securities received from us, and/or selling securityholders, if applicable, to close out any related short positions. We, and/or selling securityholders, if applicable, may also loan or pledge securities covered by this prospectus and an applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement.

A prospectus supplement with respect to each offering of securities will state the terms of the offering of the securities, including:

•	the name or names of any underwriters or agents and the amounts of securities underwritten or purchased by each of them if any;

•	the public offering price or purchase price of the securities and the net proceeds to be received by us, and/or selling securityholders, if applicable, from the sale;

•	any delayed delivery arrangements;

•	any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange or markets on which the securities may be listed.

The offer and sale of the securities described in this prospectus by us, and/or selling securityholders, if applicable, the underwriters or the third parties described above may be effected from time to time in one or more transactions, including privately negotiated transactions, either:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to the prevailing market prices; or

•	at negotiated prices.

We will not receive any of the proceeds from any offering by a selling securityholder. Unless otherwise agreed with any selling securityholder, we will bear costs relating to all of the securities being registered under the registration statement of which this prospectus forms a part.

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution.

Underwriting Compensation

Any public offering price and any fees, discounts, commissions, concessions or other items constituting compensation allowed or reallowed or paid to underwriters, dealers or agents may be changed from time to time. Underwriters, dealers and agents and remarketing firms that participate in the distribution of the offered securities may be “underwriters” as defined in the Securities Act. Any discounts or commissions they receive from us, and/or selling securityholders, if applicable, and any profits they receive on the resale of the offered securities may be treated as underwriting discounts and commissions under the Securities Act. We will identify any underwriters, agents or dealers and describe their fees, commissions or discounts in the applicable prospectus supplement.

Underwriters and Agents

If underwriters are used in a sale, they will acquire the offered securities for their own account. The underwriters may resell the offered securities in one or more transactions, including negotiated transactions. These sales may be made at a fixed public offering price or prices, which may be changed, at market prices prevailing at the time of the sale, at prices related to such prevailing market price or at negotiated prices. We, and/or selling securityholders, if applicable, may offer the securities to the public either through an underwriting syndicate represented by one or more managing underwriters or through one or more underwriter(s). The underwriters in any particular offering will be identified in the applicable prospectus supplement.

Unless otherwise specified in connection with any particular offering of securities, the obligations of the underwriters to purchase the offered securities will be subject to certain conditions contained in an underwriting agreement that we, and/or selling securityholders, if applicable, will enter into with the underwriters at the time of the sale to them. The underwriters will be obligated to purchase all of the securities of the series offered if any of the securities are purchased, unless otherwise specified in connection with any particular offering of securities. Any initial offering price and any discounts or concessions allowed, reallowed or paid to dealers may be changed from time to time.

Securities may be sold directly by us, and/or selling securityholders, if applicable, or through agents designated by us, and/or selling securityholders, if applicable, from time to time. Any agent involved in the offer or sale of the securities in respect of which this prospectus and a prospectus supplement is delivered will be named, and any commissions payable by us, and/or selling securityholders, if applicable, to such agent will be set forth, in the prospectus supplement. Unless otherwise indicated in the prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

In connection with offerings made through underwriters or agents, we may enter into agreements with such underwriters or agents pursuant to which we receive our outstanding securities in consideration for the securities being offered to the public for cash. In connection with these arrangements, the underwriters or agents may also sell securities covered by this prospectus to hedge their positions in these outstanding securities, including in short sale transactions. If so, the underwriters or agents may use the securities received from us under these arrangements to close out any related open borrowings of securities.

Because the selling securityholders, if applicable, may be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act, they may be subject to the prospectus delivery requirements of the

Securities Act, including Rule 172 thereunder. We will make copies of this prospectus available to the selling securityholders, if applicable, and will inform the selling securityholders, if applicable, of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

Dealers

We, and/or selling securityholders, if applicable, may sell the offered securities to dealers as principals. We, and/or selling securityholders, if applicable, may negotiate and pay dealers’ commissions, discounts or concessions for their services. The dealer may then resell such securities to the public either at varying prices to be determined by the dealer or at a fixed offering price agreed to with us, and/or selling securityholders, if applicable, at the time of resale. Dealers engaged by us, and/or selling securityholders, if applicable, may allow other dealers to participate in resales.

Direct Sales

We, and/or selling securityholders, if applicable, may choose to sell the offered securities directly to multiple purchasers or a single purchaser. In this case, no underwriters or agents would be involved.

At-the-Market Offerings

We may also sell the securities offered by any applicable prospectus supplement in “at-the-market offerings” within the meaning of Rule 415 of the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise.

Institutional Purchasers

We, and/or selling securityholders, if applicable, may authorize agents, dealers or underwriters to solicit certain institutional investors to purchase offered securities on a delayed delivery basis pursuant to delayed delivery contracts providing for payment and delivery on a specified future date. The applicable prospectus supplement will provide the details of any such arrangement, including the offering price and commissions payable on the solicitations.

We, and/or selling securityholders, if applicable, will enter into such delayed contracts only with institutional purchasers that we, and/or selling securityholders, if applicable, approve. These institutions may include commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions.

Indemnification; Other Relationships

We, and/or selling securityholders, if applicable, may agree to indemnify underwriters, dealers and agents against certain civil liabilities, including liabilities under the Securities Act and to make contribution to them in connection with those liabilities. Underwriters, dealers and agents, and their affiliates, may engage in transactions with, or perform services for us, and/or selling securityholders, if applicable, and our or their affiliates, in the ordinary course of business, including commercial banking transactions and services.

Market Making, Stabilization and Other Transactions

Each series of securities will be a new issue of securities and will have no established trading market other than the common stock which is listed on the NYSE. If the offered securities are traded after their initial issuance, they may trade at a discount from their initial offering price, depending upon prevailing interest rates, the market for similar securities and other factors. While it is possible that an underwriter could inform us that it intends to make a market in the offered securities, such underwriter would not be obligated to do so, and any such market-making could be discontinued at any time without notice. Therefore, no assurance can be given as to whether an active trading market will develop for the offered securities. We have no current plans for listing of the preferred stock on any securities exchange or quotation system; any such listing with respect to any preferred stock will be described in the applicable prospectus supplement.

In connection with any offering of common stock, preferred stock or securities that provide for the issuance of shares of our common stock upon conversion, exchange or exercise, as the case may be, the underwriters may purchase and sell shares of our common stock or preferred stock in the open market. These transactions may include short sales, syndicate covering transactions and stabilizing transactions. Short sales involve syndicate sales of common stock in excess of the number of shares to be purchased by the underwriters in the offering, which creates a syndicate short position. “Covered” short sales are sales of shares made in an amount up to the number of shares represented by the underwriters’ over-allotment option. In determining the source of shares to close out the covered syndicate short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the over-allotment option. Transactions to close out the covered syndicate short involve either purchases of the common stock in the open market after the distribution has been completed or the exercise of the over-allotment option. The underwriters may also make “naked” short sales of shares in excess of the over-allotment option. The underwriters must close out any naked short position by purchasing shares of common stock in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of bids for or purchases of shares in the open market while the offering is in progress for the purpose of pegging, fixing or maintaining the price of the securities.

In connection with any offering, the underwriters may also engage in penalty bids. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

LEGAL MATTERS

The validity of the securities and certain other matters will be passed upon for us by Kirkland & Ellis LLP, Houston, Texas. Certain legal matters will be passed upon for any underwriters, dealers or agents by the law firm identified as counsel to such underwriters, dealers or agents in the applicable prospectus supplement.

EXPERTS

The financial statements of Northern Oil and Gas, Inc. as of December 31, 2025 and 2024 and for each of the three years in the period ended December 31, 2025, incorporated by reference in this prospectus, and the effectiveness of Northern Oil and Gas, Inc.’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports. Such financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.

Certain estimates of our oil and natural gas reserves and related information included or incorporated by reference in this prospectus have been derived from the reports prepared by Cawley, Gillespie & Associates, Inc. All such information has been so included or incorporated by reference on the authority of such firm as an expert regarding the matters contained in its reports.